UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

[X]	Filed by the Registrant
[ ]	Filed by a Party other than the Registrant

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Sobieski Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

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[SOBIESKI BANCORP LETTERHEAD]

July 13, 2004

Dear Sobieski Bancorp, Inc. Stockholder:

We recently mailed you proxy materials in connection with our upcoming Special Meeting of Stockholders to be held on August 4, 2004. According to our records, we have not yet received your proxy.

It is very important that your shares be voted, regardless of the number of shares you own.

Please take a moment to VOTE your shares by returning your proxy in the envelope provided. If your shares are held with a broker or bank, you can also vote by telephone or the internet by following the enclosed instructions. Our board of directors unanimously recommends a "FOR" vote on both proposals.

Please disregard this letter if you already voted your shares. Thank you for your cooperation and support.

Sincerely,
/s/ Robert J. Urbanski Robert J. Urbanski Chairman of the Board	/s/ Steven C. Watts Steven C. Watts President and Chief Executive Officer

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REVOCABLE PROXY
SOBIESKI BANCORP, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE
SPECIAL MEETING OF STOCKHOLDERS August 4, 2004
     The undersigned hereby appoints the Board of Directors of Sobieski Bancorp, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting"), to be held on August 4, 2004 at the Corpus Christi Meeting Room, located at 2817 Corpus Christi Drive, South Bend, Indiana, at 2:00 p.m., local time, and at any and all adjournments and postponements thereof, as follows:

		For	Against	Abstain
I.	To consider and vote upon a proposal to approve a transaction for the sale of substantially all of the assets of Sobieski
Bank (the "Bank") to MFB Financial ("MFB") and assumption by MFB of certain of the liabilities of the Bank, including all deposit liabilities, pursuant to the Purchase and Assumption Agreement, dated as of April 25, 2004, among the Company, the Bank and MFB, as more fully described in the Company's proxy statement for the Meeting.
		For	Against	Abstain
II.	To consider and vote upon a proposal to approve the Company's Plan of Dissolution and Liquidation, under which the Company will sell or otherwise dispose of all of its remaining assets, and, after the Company pays or makes arrangements to pay its expenses and liabilities, the Company will distribute the net proceeds, if any, to stockholders, as more fully described in the Company's proxy statement for the Meeting.
In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.
The Board of Directors recommends a vote "FOR"
the proposals listed above.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE BANK'S ASSETS TO MFB FINANCIAL AND FOR THE PLAN OF DISSOLUTION AND LIQUIDATION. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date this Proxy in the box below.	Date
------------------Stockholder sign above---------------Co-holder (if any) sign above--------

Detach above card, date, sign and mail in postage-paid envelope provided.

SOBIESKI BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.
         The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.
          Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder should sign.
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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END